UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2012

Date of Report (Date of earliest event reported)

TRILLIANT EXPLORATION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

545 Eighth Ave Suite 401 New York, NY	10018
(Address of principal executive offices)	(Zip Code)

212 203- 0310

Registrant’s telephone number, including area code

545 Eighth Avenue, Suite 401

New York, New York 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on June 30, 2012, the Board of Directors of Trilliant Exploration Corporation, a Nevada corporation (the “Company”), authorized the execution of a letter of intent (the “Letter of Intent”) with Copper Island Mines Ltd. (“Copper Island”), regarding the acquisition and its intent to acquire twenty (20%) interest in Copper Island Mines Ltd. which is a registered British Columbia, private company engaged in the development and exploration of copper deposits located in British Columbia. The Company proposes to enter into a definitive agreement with the shareholders of Copper Island over the upcoming ninety days. Copper Island Mines Ltd. rights and claims are located 15km NW of Campbell River, British Columbia. Copper Island Mines Ltd. the operator of the 3000 hectare property. The area is known to host high grade chalcocite mineralization. The area has been under regular development and small scale production since 1915. The area hosts one of the highest densities of copper prospects in British Columbia and is rated high for mineralization by the BCGS (British Columbia Geographic System). Initial exploration on the Property was conducted by Dodge Copper in 1954 when 145 percussion holes were drilled outlining the Pomeroy areas. Exploration in the 1970’s by Prince Stewart Mines and Quadra Mining resulted in a historic reserve estimate of 3.5Mt. grading 2% copper . Exploration in the 1990’s resulted in a historical resource estimate from all occurrences of 5.3Mt grading 1.98% copper, and is used for historical reference purposes only.

Mineralized Zones

The known areas of mineralization exist along two apparently separate strikes. The Pomeroy zones on the western side of the property and the Copper Bell area on the eastern side. The Pomeroy areas include six known prospects and areas of past production, Pomeroy 1-4, Senator (Radium), and Beaver prospects. These prospects line up along a single potential strike length of 1800m from Pomeroy 1 in the north to Beaver in the south with known mineralization in areas of past development to occur over 50% of the potential length. Potential width among closely spaced prospects is up to 300m. The Copper Bell area in the east, contains the Copper Bell 1 and 2 prospects and includes a mill site where small scale production occurred. The Pomeroy strike and the Copper Bell strike run parallel 700m apart. There are an additional six developed copper prospects on the Property not including those mentioned and numerous undocumented prospects and outcrops.

Geology

The occurrence of redbed copper is unique in the region and a definitive geological model has not yet been determined. The copper prospects are hosted in basaltic volcanics of the Lower-Upper Triassic Karmutsen Greenstone Formation. Copper minerals of interest are chalcocite, with minor bornite, native copper, cuprite, malachite, and azurite. The mineralization occurs as a replacement of amygludes, within veins, fracture filling and disseminations and maybe structurally controlled. Comparisons have been drawn to greenstone hosted deposits of Kennecott, Alaska and redbed copper deposits in the United States. The geology maybe unique and the Company looks to formulate a formal geological model. The Property is located 160km SE of BHP’s past producing Island Copper Mine and 160km NW of the Brittania Copper Mine.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.